Exhibit 10.1
PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2009, by and among (i) SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company (“SMF”), and SPIRIT MANAGEMENT COMPANY, a Delaware corporation (“SMC”) (references herein to “Seller” hereunder shall be deemed to be references to SMF and/or SMC as applicable), on the one hand, and (ii) GRAND CANYON EDUCATION, INC., a Delaware corporation and the successor-in-interest to Significant Education, LLC, a Delaware limited liability company (“Purchaser”), on the other hand. Except as otherwise expressly defined herein, capitalized terms will have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference.
Recitals
WHEREAS, Purchaser is a regionally accredited provider of postsecondary education services, which it offers online and at the Property (as defined below);
WHEREAS, SMF is the owner of the Property and leases the Property to the Purchaser pursuant to the Lease;
WHEREAS, SMC is the record and beneficial owner of 909,348 shares of Purchaser’s common stock, par value $0.01 per share (the “Shares”), which Purchaser has the right to acquire at any time on or prior to November 18, 2011 for an aggregate purchase price of $16,000,000, and which SMC may not transfer prior to such date; and
WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Property and the Shares upon the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually covenant and agree as follows:
ARTICLE I
PURCHASE OF PROPERTY AND SHARES
Section 1.01. Agreement To Purchase. Purchaser agrees to purchase, and Seller agrees to sell, in accordance with the terms, conditions and stipulations set forth in this Agreement (the “Transaction”):
(a) all of SMF’s right, title and interest in and to (i) the real property as more particularly described on Exhibit B attached hereto, and any and all improvements thereon and appurtenances thereto (collectively, the “Real Property”); (ii) the furniture, furnishings and fixtures affixed thereto, if any; (iii) all plans and specifications, engineering plans and studies, and floor plans and landscape plans pertaining to the Real Property in Seller’s possession or under its control; (iv) all mineral, oil and gas rights, water rights, sewer rights and other utility rights allocated to the Real Property; (v) all appurtenances, easements, licenses, privileges and other property interests belonging or appurtenant to the Real Property; (vi) any roads, streets and ways, public and private, serving the Real Property (including without limitation, all rights to develop the Real Property granted by Governmental Authorities having jurisdiction over the Real Property); and (vii) all other property interests belonging or appurtenant to the Real Property (all of the foregoing items in clauses (i) through (vii) above, now or hereafter existing, collectively, the “Property”); provided, that notwithstanding any provision contained in this Agreement, expressly excluded from the definition of “Property” are the following items: personal property, appliances, furniture and equipment owned by Tenant or owned or leased from third parties by the Tenant in possession of the Property pursuant to the Lease from time to time situated on or used in connection with the Property; and
(b) all of SMC’s right, title and interest in and to the Shares.
Section 1.02. Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property and the Shares is Fifty Million and 00/100 Dollars ($50,000,000) (the “Purchase Price”). The Purchase Price, with such adjustments as may be reflected on the closing settlement statements referenced in Sections 5.01(a)(iv) and 5.02(a)(iv), shall be paid on the Closing Date by wire transfer of immediately available federal funds to an account designated in writing by Seller.
Section 1.03. Prorations. All taxes, insurance, utilities and maintenance expenses relating to the Property for the year of Closing shall be prorated as of the Closing Date and Seller’s portion thereof shall be paid by the Tenant, to the extent that such expenses are obligations of the Tenant pursuant to the Lease. All rents paid in advance or payable pursuant to the Lease shall be prorated as of the Closing Date and shall be paid by Purchaser to Seller or by Seller to Purchaser, as applicable, at Closing.
Section 1.04. Condition of Property. Seller and Purchaser understand and agree that, except as expressly provided by the terms of this Agreement, Purchaser’s purchase of the Property and other rights to be conveyed, sold, transferred and/or assigned pursuant to this Agreement shall be on an “AS IS” “WHERE IS” physical basis, “WITH ALL FAULTS,” without representation or warranty, express or implied, with regard to physical condition, including without limitation, any latent or patent defects, conditions of soils or groundwater, existence or nonexistence of hazardous materials, quality of construction, workmanship, merchantability or fitness for any particular purpose as to the physical measurements or useable space thereof. Purchaser hereby acknowledges that Purchaser occupied the Property prior to Seller’s acquisition thereof; Purchaser has continued to occupy and operate its business on the Property since Seller’s acquisition thereof; Purchaser has inspected or will inspect the Property to Purchaser’s satisfaction; and Seller does not plan to conduct its own inspection and shall not be liable for any latent or patent defects in the Property. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any representative or agent of Seller has made any representation or warranty as to any of the following: (a) the physical or environmental condition (including surface and subsurface conditions), state of repair, income, expenses, operations of the

Property and surrounding property; (b) the assignability, assumability, transferability or validity of any licenses, permits, government approvals, warranties or guaranties relating to the Property or the use and operation thereof; (c) the accuracy or completeness of any information provided by Seller with respect to the Property; (d) compliance or noncompliance with local, state or federal statutes, ordinances, orders or regulations concerning the Property or the use thereof; (e) prior or current operations conducted on the Property; (f) the operation of any business conducted at the Property; or (g) any matter or thing affecting or relating to the Property, the Lease or this Agreement not expressly set forth in this Agreement. Purchaser has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Except as expressly set forth in this Agreement or any other Transaction Document, Seller shall not be liable or bound in any manner by any oral or written statement, agreement or information pertaining to the Property, the Tenant, the Lease or this Agreement furnished by any agent, employee or other Person.
Section 1.05. Purchaser’s Financing Contingency. At or prior to the Closing, Purchaser shall have obtained a market rate loan for this Transaction in the amount of not less than Twenty Five Million and 00/100 Dollars ($25,000,000) on terms acceptable to Purchaser, in its sole and absolute discretion (the “Loan”), which Loan may be secured by the Property and other assets of Purchaser. If Purchaser notifies Seller prior to the Closing that Purchaser is unable to obtain the Loan at or prior to the Closing, this Agreement shall terminate, in which event neither Purchaser nor Seller shall have any further duties or obligations under this Agreement, except as otherwise provided herein.
Section 1.06. Lease. The parties acknowledge that the Property is currently leased to Purchaser as Tenant under the Lease, and Seller and Purchaser hereby agree that they shall enter into, on or before the Closing Date, an unconditional and irrevocable termination of the Lease (the “Lease Termination”) whereupon, effective upon Closing and except in Tenant’s capacity as Purchaser under this Agreement and except for those provisions in the Lease that are to survive termination of the Lease, Tenant shall have no right, title or interest in or to the Property or any part thereof.
Section 1.07. Amendment to Lockup Restriction; Transfer Instructions. Purchaser currently has the right to acquire the Shares from SMC at any time prior to November 18, 2011, and the Shares are subject to a lock-up restriction that restricts SMC’s ability to transfer the Shares prior to such date (the “Lock-Up Restriction”). On or before the Closing Date, Purchaser and Seller shall provide written instructions to Computershare Trust Company, N.A., as transfer agent of Purchaser (“Transfer Agent”), substantially in the form of Exhibit E attached hereto and incorporated herein (“Transfer Instructions”), directing the Transfer Agent, effective upon the Closing Date, to change the termination date of the Lock-Up Restriction from November 18, 2011 to the Closing Date and to transfer the Shares to Purchaser in accordance with the Transfer Instructions.

ARTICLE II
DUE DILIGENCE IN RESPECT OF THE PROPERTY
Section 2.01. Title Insurance.
(a) Title Commitment and Title Policy. Purchaser has ordered an owner’s title insurance commitment (“Title Commitment”) with respect to the Property issued by the Title Company, for an owner’s ALTA extended coverage title insurance policy (the “Title Policy”) in the amount of the Purchase Price, and a copy of the Title Commitment and copies of the Schedule B-2 exceptions have been delivered to Purchaser.
(b) Title Company. The Title Company is hereby employed by the parties to act as escrow agent in connection with the Transaction. This Agreement shall be used as instructions to the Title Company, as escrow agent, which may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Agreement, the terms of this Agreement shall prevail. The Title Company’s receipt of this Agreement and the opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of the Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to the Title Company.
(c) Title Company Actions. The Title Company is authorized to pay, from any funds held by it for each party’s respective credit and in accordance with the closing statements executed by both parties, all amounts set forth on the closing statements as necessary to procure the delivery of any documents and to pay, on behalf of Purchaser and Seller, all charges and obligations payable by them, respectively, in connection with the Transaction. Seller and Purchaser will pay all charges payable by them to the Title Company. The Title Company shall not cause the consummation of the Transaction unless and until it has received written instructions from Seller and Purchaser to do so. The Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Purchaser or to interplead such documents and/or funds in an action brought in any such court. Deposit by the Title Company of such documents and funds, after deducting therefrom its reasonable expenses and attorneys’ fees incurred in connection with any such court action, shall relieve the Title Company of all further liability and responsibility for such documents and funds.
(d) Permitted Title Encumbrances. Purchaser has approved the exceptions set forth in the Title Commitment that are set forth on Exhibit C attached hereto and each of Seller and Purchaser agrees that it shall take such actions as are necessary to enable the Title Company to issue the Title Policy subject only to the Permitted Encumbrances.

Section 2.02. Seller Documents. Seller has delivered to Purchaser, with respect to the Property, all of the following items, to the extent that such items are in Seller’s possession or under its control (collectively, the “Seller Documents”):
(a) survey or site plan related to the Property (the “Survey”);
(b) every environmental report relating to the Property (the “Environmental Report”) and any other third party diligence reports relating to the Property;
(c) “as-built” plans and specifications for improvements on the Property;
(d) a certificate of occupancy for the Property;
(e) copies of any existing leases, if any, between Seller and tenants of the Property other than the Lease;
(f) all drawings, plans, specifications and all engineering reports for and relating to the Property; and
(g) any other document related to the Property that is reasonably requested by Purchaser, either prior to or after Closing.
Except as expressly set forth in this Agreement, Seller makes no representation or warranty regarding the Seller Documents, or any other materials relating to the Property delivered to Purchaser.
Section 2.03. Survey. Purchaser may order an update to the Survey (or a new survey) if required by the Title Company or otherwise required by Purchaser in connection with the Loan.
Section 2.04. Environmental. Purchaser may, at its sole cost and expense, order an update to the Environmental Report or a new Phase I environmental assessment report, if deemed necessary by Purchaser in its sole discretion.
Section 2.05. Inspections. Purchaser has performed whatever investigations, tests and inspections upon the Property that Purchaser deemed appropriate (collectively, the “Inspections”) prior to the Closing Date. Purchaser hereby waives any objections based upon the Inspections.
ARTICLE III
CLOSING
Section 3.01. Closing Date. Subject to the provisions of Article V of this Agreement, the closing date of the Transaction (the “Closing”) shall occur on or before April 30, 2009 (the “Closing Date”).

Section 3.02. Actions Relating to the Transaction. On or before the Closing Date or as otherwise mutually agreed upon by Seller and Purchaser:
(a) the parties shall deposit with the Title Company and the Transfer Agent, as applicable, all documents (including without limitation, the executed Transaction Documents) necessary to comply with the parties’ respective obligations with respect to the Transaction contemplated hereunder;
(b) Purchaser shall deposit the Purchase Price and the parties shall deposit any other funds required hereunder with the Title Company, in a timely manner to permit the consummation of the Transaction on the Closing Date; and
(c) (i) possession of the Property, free and clear of all tenants or other parties in possession, except for Purchaser as Tenant, and any subtenants of Tenant, and (ii) ownership of the Shares, free and clear of all liens and encumbrances, shall be delivered to Purchaser.
Section 3.03. Transaction Costs. Except as otherwise expressly set forth in this Agreement, all costs associated with the Transaction, including without limitation, updates (if any) of the Survey, the cost of the premium related to the Title Policy and all reasonable endorsements thereto, recording fees, transfer taxes and all closing and escrow costs, shall be shared one-half by Purchaser and one-half by Seller; provided, however, that notwithstanding the foregoing, each party shall bear its own attorneys’ fees and costs in connection with the Transaction, and Purchaser shall bear all costs associated with its procurement of the Loan, including without limitation, any endorsements to any lender’s title insurance policy, and the fees, if any, charged by the Transfer Agent in connection with the transfer of the Shares to Purchaser.
ARTICLE IV
REPRESENTATIONS WARRANTIES AND COVENANTS
Section 4.01. Seller. Seller represents and warrants to, and covenants with, Purchaser as follows:
(a) Organization and Authority. Seller is duly organized or formed, validly existing and in good standing under the laws of its state of formation. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents, and to carry out the Transaction. The Person who has executed this Agreement on behalf of Seller has been duly authorized to do so.
(b) Enforceability of Documents. Upon execution by Seller, this Agreement and the other Transaction Documents shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c) No Other Agreements and Options. Except as set forth in the Lease, Seller has made no commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could prevent Seller from completing or impair Seller’s ability to complete the sale of the Property under this Agreement, or which would bind Purchaser subsequent to consummation of the Transaction.
(d) No Violations. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents will not (i) violate any provisions of the organizational documents of Seller, (ii) result in a violation of or a conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under any other document, instrument or agreement to which Seller is a party or by which Seller, the Property or any of the property of Seller is subject or bound, (iii) result in the creation or imposition of any lien, restriction, charge or limitation of any kind, upon the Property or the Shares, or (iv) to Seller’s actual knowledge, without inquiry, violate any applicable law, statute, regulation, rule, ordinance, code, rule or order of any court or Governmental Authority.
(e) Consents and Approvals. No consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, and no consent, approval, waiver or other similar authorization of any other Person, is required to be obtained by or on behalf of Seller as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the consummation of the Transaction contemplated hereby.
(f) Compliance. Except as may be contained in any Seller Document delivered to Purchaser, Seller has not received notification from any Governmental Authority or other third party that the Property or the condition or use thereof is in violation of (i) any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any Governmental Authority having jurisdiction over the Property, (ii) any restrictions, covenants and encumbrances of record with respect to the Property, or (iii) any agreements, contracts, insurance policies and conditions applicable to the Property or the ownership, operation, use or possession thereof.
(g) Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Without in any way limiting the provisions of Section 4.01(f), Seller is not currently identified on the OFAC List, and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law or regulation.
(h) Litigation. Seller has not received notification from any Governmental Authority or third party of any legal, administrative, arbitration or other proceeding, claim or action pending or involving or, to Seller’s actual knowledge without inquiry, threatened against or with respect to the Property before any Governmental Authority.

(i) Title to Property. Title to the Property is vested in Seller. Upon Closing, title to the Property shall be vested in Purchaser or its nominee or assigns (if any), free and clear of all liens, restrictions, encroachments and easements, except for the Permitted Encumbrances.
(j) Title to Shares. Seller is the sole record and beneficial owner of the Shares; and except for the Lock-Up Restriction, (i) Seller has good and valid title to the Shares, free and clear of all liens or encumbrances, and free and clear of any rights and restrictions of any nature other than those imposed by applicable federal and state securities laws ; and (ii) Seller is not bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option, right or other interest to, any Person with respect to the Shares. Seller will transfer to Purchaser legal and beneficial ownership, and good and valid title, to the Shares, free and clear of all liens and encumbrances.
(k) Condemnation; Blighted Areas; Wetlands. Seller has not received notification from any Governmental Authority or third party of any pending or contemplated (i) condemnation or eminent domain proceedings affecting the Property, (ii) declaration of the Property being located in a blighted area, or (iii) designation of the Property as wetlands.
(l) Environmental. Except as may be contained in an Environmental Report, Seller has not received any written or oral notice or other communication regarding the Property from any Person (including but not limited to a Governmental Authority) relating to (i) Hazardous Materials, Regulated Substances or underground storage tanks, or remediation thereof, (ii) the possible liability of any Person pursuant to any Hazardous Materials Law, (iii) other environmental conditions in connection with the Property, or (iv) any actual or potential administrative or judicial proceedings in connection with any of the foregoing.
(m) Securities Law Matters.
(i) Seller is an institutional “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended.
(ii) The decision to sell the Shares as part of the Transaction has been made by Seller, and Seller confirms that it has undertaken an independent analysis of the merits and risks of a sale of the Shares, based on Seller’s own financial circumstances.
(iii) Seller has had the opportunity to review publicly available information regarding Purchaser and to ask questions of, and receive answers from, Purchaser concerning such information (it being understood that Seller has neither requested nor received material, non-public information from Purchaser).

(iv) In making a decision to sell the Shares, Seller has not received or relied on any communication, investment advice, or recommendation from Purchaser.
All representations, warranties and covenants of Seller made in this Agreement, except as otherwise expressly set forth herein, shall survive for one (1) year following Closing.
Section 4.02. Purchaser. Purchaser represents and warrants to, and covenants with, Seller as follows:
(a) Organization and Authority. Purchaser is duly organized and formed, validly existing and in good standing under the laws of its state of formation. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents and to carry out the Transaction. The Person who has executed this Agreement on behalf of Purchaser has been duly authorized to do so.
(b) Enforceability of Documents. Upon execution by Purchaser, this Agreement and the other Transaction Documents shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c) Litigation. There are no actions or proceedings pending against or involving Purchaser before any Governmental Authority which in any way adversely affect or may adversely affect Purchaser or Purchaser’s ability to perform under this Agreement and the other Transaction Documents.
(d) OFAC List. Purchaser is not currently identified on the OFAC List, and is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.
(e) Bankruptcy Petition. Purchaser hereby agrees that it shall not institute against, or join any other Person in instituting against, Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law. The provisions of this Section shall survive Closing or termination of this Agreement.
(f) Consents and Approvals. No consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority, and no consent, approval, waiver or other similar authorization of any other Person, is required to be obtained by or on behalf of Purchaser as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the consummation of the Transaction contemplated hereby.

All representations, warranties and covenants of Purchaser made in this Agreement, except as otherwise expressly set forth herein, shall survive for one (1) year following Closing.
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING
Section 5.01. Purchaser’s Conditions to Closing. Purchaser shall not be obligated to effect the Closing until the fulfillment (or written waiver by Purchaser) of all of the following conditions:
(a) Seller shall have delivered to the Title Company each of the following items:
(i) fully executed Deed, Lease Termination and all other Transaction Documents;
(ii) a duly executed FIRPTA affidavit from Seller in the form attached hereto as Exhibit D (“Non-Foreign Seller Certificate”);
(iii) other documents that may be required by the Title Company for issuance of the Title Policy;
(iv) a closing settlement statement reflecting the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;
(v) all documents required to be delivered by this Agreement and the other Transaction Documents with respect to the Property; and
(vi) such further documents as reasonably may be required in order to fully and legally effect the Transaction.
(b) Purchaser shall have received the Title Commitment and the Title Company’s irrevocable commitment to insure title by means of the Title Policy, in form and substance acceptable to Purchaser.
(c) Purchaser’s lender shall have received from the Title Company an irrevocable commitment to issue an ALTA lender’s policy of title insurance, in form and substance acceptable to Purchaser’s lender.
(d) Purchaser’s lender shall have funded the Loan.
(e) The Transaction shall have been approved by Purchaser’s board of directors.
(f) The acceptance of the Transfer Instructions by Transfer Agent.

Upon the fulfillment or Purchaser’s written waiver of all of the above conditions, Purchaser shall deposit the Purchase Price with the Title Company for payment to Seller and the Closing of the Transaction shall occur in accordance with the terms and conditions of this Agreement. Unless otherwise dated, all of the documents to be delivered at Closing shall be dated as of the Closing Date.
Section 5.02. Seller’s Conditions Precedent to Closing. Seller shall not be obligated to effect the Closing until the fulfillment (or written waiver by Seller) of all of the following conditions:
(a) Purchaser shall have delivered to the Title Company each of the following items:
(i) the Purchase Price in immediately available federal funds;
(ii) fully executed Lease Termination and all other Transaction Documents;
(iii) other documents that may be required by the Title Company for issuance of the Title Policy;
(iv) a closing settlement statement reflecting the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement;
(v) all documents required to be delivered by this Agreement and the other Transaction Documents with respect to the Property; and
(vi) such further documents as reasonably may be required in order to fully and legally effect the Transaction.
(b) Seller shall have obtained all third party consents deemed necessary in Seller’s sole discretion for the release of any Seller mortgage or other document (including any securitization document) which encumbers the Property.
(c) The delivery of the Transfer Instructions by Purchaser and the acceptance thereof by Transfer Agent.
ARTICLE VI
DEFAULTS; REMEDIES
Section 6.01. Default. Each of the following shall be deemed an event of default (each, an “Event of Default”):
(a) if any representation or warranty of a party set forth in this Agreement or any other Transaction Document is false in any material respect or if a party renders any false statement; or

(b) if a party fails to keep or perform any of the terms or provisions of this Agreement or if any condition precedent is not satisfied by the other party.
Section 6.02. Purchaser Remedies. In the event of any Event of Default by Seller, Purchaser shall be entitled to exercise any one or more of the following remedies:
(a) Purchaser may seek specific performance and/or injunctive relief with respect to any covenants or agreements of Seller hereunder; and/or
(b) Purchaser may recover damages, including without limitation, Purchaser’s actual and reasonable out-of-pocket costs related to this Agreement and the Transaction intended hereunder.
Section 6.03. Seller Remedies. In the event of any Event of Default by Purchaser, Seller shall be entitled to exercise any one or more of the following remedies:
(a) Seller may seek specific performance and/or injunctive relief with respect to any covenants or agreements of Purchaser hereunder; and/or
(b) Seller may recover damages, including without limitation, Seller’s actual and reasonable out-of-pocket costs related to this Agreement and the Transaction intended hereunder.
Section 6.04. Waiver. Purchaser and Seller each hereby waive all other rights and remedies not expressly provided for herein, whether in law or in equity, including, without limitation, any right to seek rescission with respect to the transfer of, or assert any lien or other claim with respect to, the Property.
ARTICLE VII
MISCELLANEOUS
Section 7.01. Risk of Loss.
(a) Condemnation. If, prior to Closing, action is initiated to take the Property, or any portion thereof, by eminent domain proceedings or by deed in lieu thereof, Purchaser may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither Purchaser nor Seller shall have any further duties or obligations under this Agreement, except as otherwise provided herein, or (ii) proceed to close, in which event all of Seller’s assignable right, title and interest in and to the award of the condemning authority, to the extent that the amount of such award does not exceed the Purchase Price, shall be assigned to Purchaser at Closing and there shall be no reduction in the Purchase Price.

(b) Casualty. Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until Closing has been consummated. If the Property, or any part thereof, suffers any damage prior to Closing from fire or other casualty, which Seller, at its sole option, does not elect to repair, Purchaser may elect at or prior to Closing, to (i) terminate this Agreement, in which event neither Purchaser nor Seller shall have any further duties or obligations under this Agreement, except as otherwise provided herein; or (ii) consummate Closing, in which event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expense and costs incurred by Seller to repair or restore the Property and any portion paid or to be paid on account of the loss of rents or other income from the Property for the period prior to the Closing Date, all of which shall be payable to Seller), to the extent that the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at Closing.
Section 7.02. Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively called “Notices”) shall be in writing and given by (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) electronic mail message, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Purchaser:	Grand Canyon Education, Inc.
3300 West Camelback Road
Phoenix, AZ 85017
Attention: Daniel E. Bachus, Chief Financial Officer
Telephone: (602) 639-6648
Facsimile: (602) 639-7846
E-Mail: dbachus@gcu.edu

With a copy To:	Grand Canyon Education, Inc.
3300 West Camelback Road
Phoenix, AZ 85017
Attention: Christopher C. Richardson, General Counsel
Telephone: (602) 639-6820
Facsimile: (602) 639-7846
E-Mail: crichardson@gcu.edu

and	DLA Piper LLP (US)
2525 East Camelback Road Suite 1000
Phoenix, AZ 85016-4232
Attention: David P. Lewis
Telephone: (480) 606-5126
Facsimile: (480) 606-5526
E-Mail: david.lewis@dlapiper.com

If to Seller:	Spirit Master Funding, LLC
14631 North Scottsdale Road, Suite 200
Scottsdale, AZ 85254-2711
Attention: Mr. Gregg Seibert
Telephone: (480) 606-0820
Facsimile: (480) 606-0826
E-Mail: gseibert@spiritfinance.com

Spirit Management Company
14631 North Scottsdale Road, Suite 200
Scottsdale, AZ 85254-2711
Attention: Mr. Gregg Seibert
Telephone: (480) 606-0820
Facsimile: (480) 606-0826
E-Mail: gseibert@spiritfinance.com

With a copy to:	Kutak Rock LLP
1801 California Street, Suite 3100
Denver, CO 80202
Attention: Peggy A. Richter
Telephone: (303) 297-2400
Facsimile: (303) 292-7799
E-Mail: peggy.richter@kutakrock.com
or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, the giving thereof may be waived in writing at any time by the Person or Persons entitled to receive such Notice.
Section 7.03. Assignment. Neither Seller nor Purchaser may assign its respective rights and interests under this Agreement in whole or in part without the prior written consent of the other party; provided, that so long as written notice thereof is provided to all other parties hereto, either Seller or Purchaser may (in whole or in part) assign its respective rights and interests under this Agreement to any lender in connection with the Loan or any other financing provided to Seller or Purchaser or their respective Affiliates from time to time. No assignment of a party’s respective rights and interests under this Agreement shall relieve such party of any liability for the performance of any obligation of such party contained herein.
Section 7.04. Indemnity. Intentionally deleted.
Section 7.05. Release.
(a) Expressly excluding any Losses or claims (i) related to all provisions of the Lease which are to survive the expiration or termination of the Lease, which provisions shall remain in full force and effect and shall not be subject to this Section 7.05(a), and (ii) arising under or related to this Agreement, which shall not be subject to this Section 7.05(a) and are expressly excluded herefrom, each party hereby releases the other party from all Losses and claims of whatever nature, whether known or unknown, which such party now has, or in the future may have with respect to the Property, the Lease and the Tenant.

(b) Effective as of the Closing Date, Seller hereby fully and forever releases and discharges Purchaser and its directors, officers, stockholders, agents, representatives, affiliates, and each person who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each, a “Released Party”) of and any and all claims, accusations, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, whether liquidated or unliquidated, fixed or contingent, known or unknown, or otherwise, that Seller ever had, now has, or may hereafter have or claim to have against the Released Parties, in each case, arising out of, relating to, or otherwise connected with the Shares or Seller’s ownership of the Shares; provided, however, that notwithstanding the foregoing, Seller retains all of its rights under this Agreement.
(c) Each party hereto agrees that, to the fullest extent permitted by law, it will not prosecute, nor allow to be prosecuted on its behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released in this Section 7.05.
Section 7.06. Brokerage Commission. Each of the parties represents and warrants to the other that it has not dealt with, negotiated through or communicated with any broker, finder or intermediary for or on account of or in connection with this Transaction. Each party shall indemnify, defend and hold harmless each other party from and against any and all claims, loss, costs and expenses, including reasonable attorneys’ fees, resulting from any claims that may be made against such party by any other broker, finder or intermediary claiming a commission or fee by, through or under the other party. The parties’ respective obligations under this Section 7.06 shall survive Closing or termination of this Agreement.
Section 7.07. Reporting Requirements. The parties agree to comply with any and all reporting requirements applicable to the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, and further agree upon request, to furnish the other party with evidence of such compliance.
Section 7.08. Disclosure. Except as expressly provided in Section 7.07, in this Section 7.08 and by law or judicial action, neither Seller nor Purchaser will make any public disclosure of this Agreement or the other Transaction Documents, the Transaction or the provisions of the Transaction Documents without the prior written consent of the other party hereto. The parties also agree that, notwithstanding any provision contained in this Agreement, any party (and each employee, representative or other agent of any party) may disclose to any and all Persons, without limitation of any kind, any matter required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Section 7.09. Time is of the Essence. The parties hereto expressly agree that time is of the essence with respect to this Agreement.

Section 7.10. Non-Business Days. If the Closing Date or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday or legal holiday in the state in which any Property is located, then the Closing Date or such notice or performance shall be postponed until the next Business Day.
Section 7.11. Waiver and Amendment. No provision of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.
Section 7.12. Personal Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by the parties, that (a) there shall be absolutely no personal liability on the part of any shareholder, director, officer, manager, member or employee of any party with respect to any of the terms, covenants and conditions of this Agreement; (b) each party (“First Party”) waives all claims, demands and causes of action against the shareholders, directors, officers, managers, members or employees of the other party (“Second Party”) in the event of any breach by the Second Party of any of the terms, covenants and conditions of this Agreement to be performed by the Second Party; and (c) the First Party shall look solely to the assets of the Second Party for the satisfaction of each and every remedy in the event of any breach by the Second Party of any of the terms, covenants and conditions of this Agreement to be performed by the Second Party, such exculpation of liability to be absolute and without any exception whatsoever.
Section 7.13. Headings; Internal References. The headings of the various sections and exhibits of this Agreement have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Agreement. Unless stated to the contrary, any references to any section, subsection, exhibit and the like contained herein are to the respective section, subsection, exhibit and the like of this Agreement.
Section 7.14. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the Transaction and the other Transaction Documents, is entered into by both parties in reliance upon the economic and legal bargains contained herein and therein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Purchaser were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.
Section 7.15. Further Assurances. Each of the parties agrees, whenever and as often as reasonably requested so to do by the other party or the Title Company, to execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper, in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement.

Section 7.16. Attorneys’ Fees. In the event of any controversy, claim, dispute or proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.
Section 7.17. Entire Agreement. This Agreement, all other Transaction Documents, and all other certificates, instruments or agreements to be delivered hereunder and thereunder constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Purchaser with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Seller and Purchaser, (a) this Agreement shall supersede any previous discussions, agreements, term sheets, letters of intent, or commitment letters relating to the Transaction, including without limitation, any and all agreements related to confidentiality, exclusivity, non-competition, non-solicitation of employees, non-solicitation or pursuit of any business opportunity represented by the Transaction, or any other term or condition which restricts any business activity of Seller or its Affiliates, (b) the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Agreement may only be amended by a written agreement executed by Seller and Purchaser. The provisions of this Section shall survive Closing.
Section 7.18. Recording. This Agreement shall not be recorded in any office of any Governmental Authority; provided, that Purchaser may file this Agreement with the Securities and Exchange Commission as required by law.
Section 7.19. Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona, and consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Nothing contained in this section shall limit or restrict the right of Seller to commence any proceeding in the federal or state courts located in the state or states in which the Property is located to the extent Seller deems such proceeding necessary or advisable to exercise remedies available under this Agreement.
Section 7.20. Separability; Binding Effect; Governing Law. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 7.03, all provisions contained in this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of each party hereto, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel, in each case to the same extent as if each successor and assign were named as a party hereto. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Arizona, without giving effect to its conflict of laws principles.

Section 7.21. Survival. Except for the conditions of Closing set forth in Article V, which shall be satisfied or waived in writing as of the Closing Date, and except as otherwise expressly set forth herein, all representations, warranties, agreements, obligations and indemnities of Seller and Purchaser set forth in this Agreement shall survive Closing.
Section 7.22. Waiver of Jury Trial and Certain Damages. THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO. THE PARTIES FURTHER WAIVE THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND/OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.
Section 7.23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall be deemed to constitute one and the same instrument. The parties agree that transmission of this Agreement by telecopy shall be deemed a transmission of this Agreement for all purposes.
Section 7.24. IRC Section 1031 Exchange of Property. The parties agree that, with respect to the Property, a party may elect to complete an Internal Revenue Code 1031 tax-deferred exchange that will not affect the terms and conditions of this Agreement; provided, however, that (a) the non-requesting party will cooperate with the requesting party to complete such exchange in a timely manner on the conditions that the non-requesting party shall not be obligated to pay, suffer or incur any additional expenses, liabilities or delays as a result of cooperating in the requesting party’s exchange and the non-requesting party shall not be obligated to acquire any other real property in connection with such exchange; (b) the non-requesting party shall not have any liability to the requesting party for failure of the exchange to qualify under the Internal Revenue Code and Treasury Regulations; (c) any assignment(s) made by the requesting party in connection with such exchange shall not relieve the requesting party of its obligations under this Agreement; (d) the requesting party shall cause all documentation necessary or appropriate in connection with such exchange to be prepared and available for execution no later than the Closing Date; and (e) the completion of one or more tax-deferred exchanges is not a condition to the performance by the requesting party of its obligations set forth in this Agreement.
[Remainder of page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the Closing Date.

SELLER:

SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company

By:	Spirit Finance Corporation, a Maryland corporation, as Property Manager

By:	Spirit Finance Capital Management, LLC, a Delaware limited liability company, as Manager

By:	/s/ Michael T. Bennett

Printed Name: Michael T. Bennett
Tile: Senior Vice President

SPIRIT MANAGEMENT COMPANY, a Delaware corporation

By:	/s/ Michael T. Bennett

Printed Name: Michael T. Bennett
Tile: Senior Vice President

PURCHASER:

GRAND CANYON EDUCATION, INC., a Delaware corporation

By:	/s/ Daniel E. Bachus

Printed Name: Daniel E. Bachus
Title: Chief Financial Officer

EXHIBIT A
DEFINED TERMS
The following terms shall have the following meanings for all purposes of this Agreement:
“Affiliate” or any derivation thereof, means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls,” “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.
“Agreement” means this Purchase and Sale Agreement.
“Business Day” means a day on which banks located in Scottsdale, Arizona are not required or authorized to remain closed.
“Closing” shall have the meaning set forth in Section 3.01.
“Closing Date” means the date specified as the closing date in Section 3.01.
“Deed” means that special warranty deed (or its equivalent under the laws of the State of Arizona) whereby Seller conveys to Purchaser all of Seller’s right, title and interest in and to the Property.
“Environmental Report” has the meaning set forth in Section 2.02(b).
“Event of Default” has the meaning set forth in Section 6.01.
“First Party” has the meaning set forth in Section 7.12.
“Governmental Authority” means the United States of America, any state, local or other political subdivision thereof, any other entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.
“Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants which pose a hazard to the Property or to Persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation (including without limitation, any Hazardous Materials Law), or are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants”, “pollutants”, or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of any adjoining property.
“Hazardous Materials Laws” includes any and all federal, state and local laws, rules, regulations, statutes, and requirements pertaining or relating to the environmental condition of the Property or to Hazardous Materials.
“Inspections” has the meaning set forth in Section 2.05.
“Lease” means that certain Lease Agreement dated June 28, 2004, between Spirit Master Funding, LLC, a Delaware limited liability company, as successor-in-interest to Spirit Finance Acquisitions, LLC, a Delaware limited liability company, as landlord, and Tenant, together with all amendments, modifications and guaranties relating thereto.
“Lease Termination” has the meaning set forth in Section 1.06.
“Loan” has the meaning set forth in Section 1.05.
“Lock-Up Restriction” has the meaning set forth in Section 1.07.
“Losses” means any and all claims, lawsuits, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, interest, penalties, interest, charges, fees, expenses, judgments, decrees, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys’ fees, court costs and costs incurred in the investigation, defense and settlement of claims).
“Non-Foreign Seller Certificate” has the meaning set forth in Section 5.01(a)(ii).
“Notices” has the meaning set forth in Section 7.02.
“OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.
“Permitted Encumbrances” means the lien of any real estate taxes, water and sewer charges, not yet due and payable; those matters as may be set forth on the Survey; and those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the Title Commitment and in the Title Policy to be issued by Title Company to Purchaser and approved by Purchaser as shown on the attached Exhibit C to this Agreement.

A-2

“Person” means any natural person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, any other public body or other organization or association.
“Property” has the meaning set forth in Section 1.01(a).
“Purchase Price” means the amount specified in Section 1.02.
“Real Property” has the meaning set forth in Section 1.01(a).
“Regulated Substances” means “petroleum” and “petroleum-based substances” or any similar terms described or defined in any Hazardous Materials Laws and any applicable federal, state, county or local laws applicable to or regulating underground storage tanks.
“Released Party” has the meaning set forth in Section 7.05(b).
“Second Party” has the meaning set forth in Section 7.12.
“Seller Documents” has the meaning set forth in Section 2.02.
“Shares” has the meaning set forth in the Recitals.
“Survey” has the meaning set forth in Section 2.02(a).
“Tenant” means Grand Canyon Education, Inc., a Delaware corporation and the successor-in-interest to Significant Education, LLC, a Delaware limited liability company.
“Title Commitment” has the meaning set forth in Section 2.01(a).
“Title Company” means Fidelity National Title, 60 East Rio Salado Parkway, Suite 1110, Phoenix, Arizona 85281.
“Title Policy” has the meaning set forth in Section 2.01(a).
“Transaction” has the meaning set forth in Section 1.01.
“Transaction Documents” means this Agreement, the Lease Termination, the Deed, the Non-Foreign Seller Certificate, the Transfer Instructions, any and all documents referenced herein and therein, and such other documents, payments, instruments and certificates as are reasonably required by the Title Company.
“Transfer Agent” has the meaning set forth in Section 1.07.
“Transfer Instructions” has the meaning set forth in Section 1.07.

A-3

EXHIBIT B
LEGAL DESCRIPTION OF PROPERTY
PARCEL NO.1:
THAT PART OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 14;
THENCE NORTH 89 DEGREES 57 MINUTES 00 SECONDS EAST ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER OF SECTION 14, A DISTANCE OF 689.83 FEET;
THENCE LEAVING SAID SOUTH LINE, NORTH 00 DEGREES 03 MINUTES 00 SECONDS WEST, 40.00 FEET TO A POINT ON THE NORTH 40 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD, SAID POINT ALSO BEING THE TRUE POINT OF BEGINNING;
THENCE LEAVING SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 650.01 FEET;
THENCE SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 650.01 FEET TO A POINT ON THE EAST 40 FOOT RIGHT-OF-WAY LINE OF 35TH AVENUE;
THENCE ALONG SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 649.77 FEET;
THENCE LEAVING SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 50.00 FEET;
THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 50.00 FEET;
THENCE SOUTH 89 DEGREES 41 MINUTES 49 SECONDS WEST, 50.00 FEET TO A POINT ON SAID EAST 40 FOOT RIGHT-OF-WAY LINE;
THENCE ALONG SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 186.36 FEET;
THENCE LEAVING SAID EAST 40 FOOT RIGHT-OF-WAY LINE, NORTH 89 DEGREES 53 MINUTES 58 SECONDS EAST, 279.00 FEET;
THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 413.41 FEET;
THENCE SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET;
THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 1630.12 FEET;

THENCE SOUTH 00 DEGREES 01 MINUTES 05 SECONDS EAST, 353.82 FEET;
THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 430.00 FEET;
THENCE SOUTH 00 DEGREES 01 MINUTES 05 SECONDS EAST, 1538.01 FEET TO A POINT ON SAID NORTH 40 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD;
THENCE ALONG SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 511.63 FEET;
THENCE LEAVING SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, NORTH 86 DEGREES 14 MINUTES 11 SECONDS WEST, 180.42 FEET TO A POINT ON THE NORTH 52 FOOT RIGHT-OF-WAY LINE OF CAMELBACK ROAD;
THENCE ALONG SAID NORTH 52 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 229.00 FEET;
THENCE LEAVING SAID NORTH 52 FOOT RIGHT-OF-WAY LINE, SOUTH 44 DEGREES 51 MINUTES 44 SECONDS WEST, 16.94 FEET TO A POINT ON SAID NORTH 40 FOOT RIGHT-OF-WAY LINE;
THENCE ALONG SAID NORTH 40 FOOT RIGHT-OF-WAY LINE, SOUTH 89 DEGREES 57 MINUTES 00 SECONDS WEST, 568.64 FEET TO THE TRUE POINT OF BEGINNING;
EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:
COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST, 650.11 FEET ALONG THE WEST LINE OF SAID SECTION 14;
THENCE DEPARTING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST, 319.00 FEET TO THE EAST LINE OF THE WEST 319.00 FEET OF SAID SECTION 14 AND THE POINT OF BEGINNING;
THENCE DEPARTING SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET;
THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 1629.29 FEET TO THE NORTH-SOUTH MID-SECTION LINE OF SAID SECTION 14;
THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, 353.82 FEET ALONG SAID NORTH-SOUTH MID-SECTION LINE OF SECTION 14;
THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 2309.17 FEET TO SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14;
THENCE NORTH 0 DEGREES 18 MINUTES 11 SECONDS WEST, 413.43 FEET ALONG SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14 TO THE POINT OF BEGINNING;

AND EXCEPT A TRACT OF LAND FOR A WELL SITE SITUATED IN THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT 1389.80 FEET NORTH AND 40.00 FEET EAST OF THE SOUTHWEST CORNER OF SAID SECTION 14;
THENCE NORTH 18.00 FEET;
THENCE EAST 50.00 FEET;
THENCE SOUTH 18.00 FEET;
THENCE WEST 50.00 FEET TO THE POINT OF BEGINNING.
PARCEL NO.2:
THE NORTH 506.50 FEET OF THE EAST 430 FEET OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;
EXCEPT THAT PORTION CONVEYED TO THE CITY OF PHOENIX BY QUIT CLAIM DEED RECORDED AUGUST 8, 1960 IN DOCKET 3376, PAGE 212:
AND ALSO EXCEPT THAT PORTION CONVEYED TO THE CITY OF PHOENIX BY QUIT CLAIM DEED RECORDED JULY 2, 2002 IN INSTRUMENT NO. 2002-0677117.
PARCEL NO.3:
THAT PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST, 650.11 FEET ALONG THE WEST LINE OF SAID SECTION 14;
THENCE DEPARTING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST 319.00 FEET TO THE EAST LINE OF THE WEST 319.00 FEET OF SAID SECTION 14 AND THE POINT OF BEGINNING;
THENCE DEPARTING SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS EAST, 684.34 FEET;
THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 1629.29 FEET TO THE NORTH-SOUTH MID-SECTION LINE OF SAID SECTION 14;
THENCE SOUTH 00 DEGREES 01 MINUTES 59 SECONDS EAST, 353.82 FEET ALONG SAID NORTH SOUTH MID-SECTION LINE OF SECTION 14;

THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 2309.17 FEET TO SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14;
THENCE NORTH 00 DEGREES 18 MINUTES 11 SECONDS WEST, 413.43 FEET ALONG SAID EAST LINE OF THE WEST 319.00 FEET OF SECTION 14 TO THE POINT OF BEGINNING;
EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:
COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 14;
THENCE SOUTH 00 DEGREES 18 MINUTES 11 SECONDS EAST ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER OF SECTION 14, A DISTANCE OF 650.11 FEET;
THENCE LEAVING SAID WEST LINE, NORTH 89 DEGREES 41 MINUTES 49 SECONDS EAST 319.00 FEET TO THE EAST LINE OF THE WEST 319.00 FEET OF SAID SOUTHWEST QUARTER OF SECTION 14;
THENCE LEAVING SAID EAST LINE, SOUTH 85 DEGREES 07 MINUTES 27 SECONDS, EAST 684.34 FEET;
THENCE NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 93.28 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING NORTH 89 DEGREES 54 MINUTES 29 SECONDS EAST, 601.41 FEET;
THENCE SOUTH 00 DEGREES 06 MINUTES 02 SECONDS EAST, 375.81 FEET;
THENCE SOUTH 89 DEGREES 53 MINUTES 58 SECONDS WEST, 601.41 FEET;
THENCE NORTH 00 DEGREES 06 MINUTES 02 SECONDS WEST, 375.70 FEET TO THE TRUE POINT OF BEGINNING.
IMPROVED PROPERTY COMMONLY KNOWN AS 3300 WEST CAMELBACK ROAD, PHOENIX, ARIZONA.
APN NOS. 153-17005F, 153-17-002D

EXHIBIT C
PERMITTED ENCUMBRANCES
See attached.

PERMITTED EXCEPTIONS
1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2009.

2.
The liabilities and obligations imposed upon said Land by reason of: (a) inclusion thereof within the boundaries of the Salt River Project Agricultural Improvement and Power District; (b) membership of the owner thereof in the Salt River Valley Water Users Association, and Arizona corporation and (c) the terms of any Water Right Application made under the reclamation laws of the United States for the purposes of obtaining water rights for said Land.

3.	The right of entry reserved to the State of Arizona, its lessees and permittees, to prospect for mine and remove the minerals or materials reserved to it pursuant to Arizona Revised Statues.

4.	Water rights, claims or title to water, whether or not disclosed by the public records.

5.	Reservations, exceptions and provisions contained in the Patent from the United States of America, or in the acts authorizing the issuance thereof.

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Gas Main
Recording Date: March 4, 1958
Recorded in Docket 2416, page 237.
7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Transmission Line
Recording Date: September 27, 1960
Recorded in Docket 3433, page 436.
8.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Transmission Line
Recording Date: September 1 1961
Recorded in Docket 3830, page 547.
9.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Transmission Line
Recording Date: June 18, 1962
Recorded in Docket 4183, page 307 and superseded by Easement recorded in Docket 8983, page 152.

10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Gas Main
Recording Date: October 1, 197 1
Recorded in Docket 43 18, page 333.
11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Gas Main
Recording Date: April 10, 1963
Recorded in Docket 4533, page 447.
12.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Transmission Lines
Recording Date: June 3, 1963
Recorded in Docket 4600, page 285.
13.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power
Recording Date: June 12, 1973
Recorded in Docket 10 146, page 154 and re-recorded in Docket 101 77, page 65.
14.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Traffic control
Recording Date: October 7, 1974
Recorded in Docket 10860, page 5 14.
15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Fire Hydrant
Recording Date: August 22, 1975
Recorded in Docket 1 130 1, page 47.
16.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power
Recording Date: June 15, 1976
Recorded in Docket 1 1720, page 33 1.
17.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Overhead and Underground Power
Recording Date: September 28, 1979
Recorded in Docket 1393 1, page 653.

18.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Overhead and Underground Power
Recording Date: August 28, 198 1
Recorded in Docket 1548 1, page 746.
19.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power
Recording Date: June 28, 1982
Recorded in Docket 16 1 16, page 535. (Affects Parcel 1)
20.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power Lines
Recording Date: February 18, 1983
Recording No. 1983-061652. (Parcel 2)
21.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Water Lines
Recording Date: February 2 1, 1985
Recording No. 1985-076753.
22.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Overhead and Underground Power
Recording Date: May 29, 1985
Recording No. 1985-243447.
23.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Water Lines
Recording Date: August 8, 1985
Recording No. 1985-373649.
24.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Water Lines
Recording Date: April 18, 1986
Recording No. 1986- 189452.

25.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power
Recording Date: July 20, 1990
Recording No. 1990-325704
(Affects Parcel 1)
26.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Underground Power Lines
Recording Date: June 9, 1992
Recording No. 1992-3 1 1994
(Parcel 2)
27.	Notice of Telecommunication Service and Non-Exclusive Access Agreement dated 06/25/1997, recorded June 25, 1997 in Recording No. 1997-0428849.
28.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Power Distribution
Recording Date: April 15,2002
Recording No. 2002-0382407
(Parcel 1)
29.	Ordinance No. 5-29492 Authorizing Dedication of Easements dated 1011 612002, recorded October 23,2002 in Recording No. 2002-1 100596.
30.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Electric Lines
Recording Date: January 29,2004
Recording No. 2004-0088432
(Parcel 1)
31.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: Power Distribution
Recording Date: July 28,2006
Recording No. 2006- 1009212
(Parcel 1)

32.	Memorandum of Agreement (Arizona) dated 0112612007, recorded February 8,2007 in Recording No. 2007-0 162347.
33.
Memorandum of PCS Site Agreement dated 8/09/2000 recorded August 15, 2000 in Recording No. 2000-0621095, as affected by that certain Subordination, Non-Disturbance and Attornment Agreement recorded in Instrument No. _____.

34.
Memorandum of Lease by and between Grand Canyon University, kc., an Arizona non-profit corporation, as lessor, and Verizon Wireless (VAW) LLC, d/b/a Verizon Wireless, recorded April 4, 2003 in Recording No. 2003-0423487, as affected by that certain Subordination, Non-Disturbance and Attornment Agreement recorded in Instrument No. _____.

35.	Discrepancies, conflicts in boundary lines, shortages in area, encroachments, or any other matters which a correct ALTA survey would disclose and which are not shown by the public records.

EXHIBIT D
FIRPTA AFFIDAVIT
NON-FOREIGN SELLER CERTIFICATE

STATE OF	)
	)	ss:
COUNTY OF	)
Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law), and not the disregarded entity, will be the transferor of such property. To inform                     , a                      (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company (“Transferor”) the undersigned, on behalf of Transferor, hereby certifies to Transferee, the following:
1. Transferor is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate” (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Code;
3. Transferor’s U.S. employer identification number is                     ; and
4. Transferor’s office address is Suite 200, 14631 North Scottsdale Road, Scottsdale, Arizona 85254-2711.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned hereby declares that (a) I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and (b) I have authority to sign this document on behalf of Transferor.

SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company

By:	Spirit Finance Corporation, a Maryland corporation, as Property Manager

By:	Spirit Finance Capital Management, LLC, a Delaware limited liability company, as Manager

By:

Name:

	Title:	Senior Vice President
Subscribed and sworn to before me this ____ day of April, 2009.

Notary Public:
(SEAL)

My Commission Expires:
D-2

EXHIBIT E
TRANSFER INSTRUCTIONS
April ___ 2009
Computershare Trust Company, N.A.
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attn: Kim Porter
Re: Grand Canyon Education, Inc. / Spirit Management Company
Dear Ms. Porter:
This letter relates to 909,348 shares (the “Shares”) of common stock, par value $0.01 (the “Common Stock”), of Grand Canyon Education, Inc. (the “Company”) owned in book-entry form by Spirit Management Company (Holder Account No. C0000000311) (“Spirit”). Pursuant to a purchase and sale agreement, dated April [27], 2009, by and among the Company, Spirit, and other parties thereto (the “Agreement”), a copy of which (excluding exhibits) is attached to this letter as Exhibit A, Spirit has agreed to, among other things, sell the Shares to the Company. The Shares are currently subject to a lock-up restriction that restricts Spirit’s ability to transfer the Shares prior to November 18, 2011 (the “Lock-Up Restriction”).
On behalf of the Company and Spirit, and in furtherance of the foregoing, Computershare Trust Company, N.A. is hereby instructed (a) to change the termination date of the Lock-Up Restriction from November 18, 2011 to the date hereof; (b) to transfer the Shares in the name of and on the books of the Company, pursuant to the stock power attached to this letter as Exhibit B; and (c) to cancel the Shares and classify the Shares as authorized and available for issuance by the Company.
Please contact us if you have any questions or concerns.

Computershare Trust Company, N.A.
April _____, 2009

Very truly yours,
DLA Piper LLP (US), on behalf of the Company
Jeffrey C. DeBruin
Associate
And
Kutak Rock LLP, on behalf of Spirit
Peggy A. Richter
Partner

cc:	Christopher C. Richardson (via email: crichardson@gcu.edu) Michael T. Bennett (via email: mbennett@spiritfinance.com) David P. Lewis (via email: david.lewis@dlapiper.com)
E-2

Exhibit A
Purchase and Sale Agreement
(See attached.)

Exhibit B
Stock Power
(See attached.)